UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 1, 2010
Date of Report (Date of earliest event reported)

GTJ REIT, INC.
(Exact name of registrant as specified in its Charter)

Maryland	0001368757	20-5188065
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 Merrick Road
Lynbrook, NY 11563
(Address of principal executive offices) (Zip Code)

(516) 881-3535
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On July 1, 2010, two indirect subsidiaries of GTJ REIT, Inc. (the “Company”), 165-25 147th Avenue, LLC and 85-01 24th Avenue, LLC (collectively, the “Borrower”) entered into a Fixed Rate Term Loan Agreement (the “Loan Agreement”) with Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company (collectively, the “Lenders”) pursuant to which the Lenders made a term loan to Borrower in the aggregate principal amount of $45,500,000 (the “Loan”).  The Loan was evidenced by certain promissory notes, executed simultaneously therewith, payable to the order of (i) Hartford Life Insurance Company in the stated amount of $25,000,000; (b) Hartford Life and Accident Insurance Company in the stated principal amount of $10,500,000; and (c) Hartford Life and Annuity Insurance Company in the stated principal amount of $10,000,000 (collectively, the “Notes”).  The proceeds from the Loan were used to satisfy in full the Company’s obligations to ING USA Annuity And Life Insurance Company; ING Life Insurance and Annuity Company, Reliastar Life Insurance Company, and Security Life Of Denver Insurance Company under a prior credit facility and to pay certain costs associated with the transactions contemplated by the Loan Agreement.

The obligations represented by the Notes are secured by, among other things, a first priority mortgage lien and security interest on certain (a) improved real estate commonly known as 165-25 147th Avenue, Laurelton, Queens, New York and 85-01 24th Avenue, East Elmhurst, Queens, New York  (collectively, the “Real Estate), and (b) personal property and other rights of the Borrower, all as more specifically described in that certain Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of July 1, 2010 (the “Mortgage”) and that certain Assignment of Leases and Rents dated as of July 1, 2010 among the Lenders and the Borrower, and other ancillary documents.

The outstanding principal balance of the Loan shall bear interest at the fixed rate of five and five one-hundredths percent (5.05%) per annum.  Borrower is required to make monthly payments of interest only in the amount of $191,479.17.  The Loan matures on July 1, 2017, at which time all principal outstanding under the Notes shall be due and payable.

The Loan Agreement contains customary affirmative and negative comments, as well as certain financial covenants and events of default.

As a condition to Lender entering into the Loan Agreement, the Company agreed to indemnify the Lender against certain claims and conditionally guaranty certain obligations of Borrower pursuant to that certain Carveout Indemnity Agreement (the “Carveout Indemnity”) and Environmental Indemnity Agreement (the “Environmental Indemnity”).

The discussion herein regarding the Loan from the Lender is qualified in its entirety by reference to the Loan Agreement, Mortgage, Notes, Assignment of Leases and Rents, Carveout Indemnity and Environmental Indemnity, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively.

Item 2.03                     Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant

The information set forth in Item 1.01 of this report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits.

10.1            Fixed Rate Term Loan Agreement dated as of July 1, 2010 by and among 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

10.2 Consolidated, Amended and Restated Mortgage, Security Agreement and Fixture Filing dated as of July 1, 2010 by and among 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

10.3 Promissory Notes payable to the order of (i) Hartford Life Insurance Company in the stated amount of $25,000,000; (b) Hartford Life and Accident Insurance Company in the stated principal amount of $10,500,000; and (c) Hartford Life and Annuity Insurance Company in the stated principal amount of $10,000,000.

10.4 Assignment of Leases and Rents dated as of July 1, 2010 by and among 165-25 147th Avenue, LLC, 85-01 24th Avenue, LLC, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

10.5 Carveout Indemnity Agreement dated as of July 1, 2010 by and among GTJ REIT, Inc. and Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

10.6 Environmental Indemnity Agreement dated as of July 1, 2010 by and among GTJ REIT, Inc. and Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2010	GTJ REIT, INC.

By: /s/ David J. Oplanich
David J. Oplanich
Chief Financial Officer